Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Oriental Culture Holding LTD and Subsidiaries of our reports dated May 13, 2019 and January 10, 2020, relating to the consolidated financial statements of Oriental Culture Holding LTD and Subsidiaries for the year ended December 31, 2018 and the six months ended June 30, 2019, respectively, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Flushing, New York

February 27, 2020